Exhibit 1


Compania de Alimentos Fargo S.A. and Subsidiaries

Free English translation of Consolidated Financial Statements as of December 31, 2002 and 2001, and for the fiscal years ended December 31, 2002 and 2001, with the CNV and the Buenos Aires Stock Exchange (Such statements were issued in local currency in accordance with Argentine generally accepted accounting standards)

Compania de Alimentos
Fargo S.A. and Subsidiaries


Table of Contents (1):


Annual Report

Cover page

Consolidated Balance Sheet

Consolidated Statement of Operations

Consolidated Statement of Cash Flows

Notes to the Consolidated Financial Statements

Consolidated Schedules

Consolidated Summary of Activities

Unconsolidated Balance Sheet

Unconsolidated Statement of Operations

Statements of Changes in Shareholders' Equity

Unconsolidated Statement of Cash Flows

Notes to the Unconsolidated Financial Statements

Unconsolidated Schedules

Auditor's Report

(1) Pursuant to General Resolution No. 368/01 of the Argentine and
    Exchange Commission for the purposes of filing with the Buenos Aires Stock Exchange.

                                 ANNUAL REPORT


To the shareholders:

In compliance with current laws and Company by-laws, we attach for your consideration the Annual Report and Balance Sheet, Statements of Operations, Changes in Shareholders' Equity and Cash Flows, notes and schedules for the sixth fiscal year of the Company, begun on January 1, 2002 and ended on December 31, 2002, presented in comparative form with the fifth fiscal year begun on January 1, 2001 and ended on December 31, 2001 for Compania de Alimentos Fargo S.A., hereafter "Fargo".

In addition, we submit to your consideration the Consolidated Balance Sheet for Compania de Alimentos Fargo S.A. and its Subsidiaries at December 31, 2002 and 2001, as well as the Consolidated Statements of Operations and Cash Flows for the fiscal years ended December 31, 2002 and 2001, with consolidated notes and schedules and the Consolidated Summary of Activities, submitted as complementary information.

The Financial Statements that have been submitted will allow you to determine the equity, economic and financial situation of the Company. Nevertheless, we add some comments that we consider could be of interest to you.

As in the case of most companies over the last decade, business activity has been marked by the many economic crises Argentina has experienced.

As happens in other countries as a result of globalization (under which a crisis in one country can have a direct repercussion on others), in the case of the Argentine economy a sound individual performance is no longer a guarantee of future success, as external events over which the company has no control can break in upon the economic scenario, forcing it into a situation that requires constant restructuring, as all forecasts become meaningless.

Several crises unleashed elsewhere in recent years have contributed to the current economic imbalance.

Just as recovery was taking place following the "tequila" crisis a new crisis broke out on Asian markets. This seriously affected the local financial market, with a consequent drop in consumption and sales.

In August 1998, once 100% of the shares of Fargo S.A., Panificacion Argentina S.A.I.C., Compania Fegopre de Valores Mobiliarios y Garantia S.A., Gouguenheim S.A., DACSA Distribuidora Argentina de Comestibles S.A., Pemsa S.A., Panino S.A. and Enicor S.A. has been acquired, and the merger by absorption had been completed and corporate bonds had been issued, the Russian crisis again impacted on our financial market, preventing local companies from financing their activities because of the drastic reduction in lines of credit and serious financial difficulties.

Subsequently, problems arose in Brazil in early 1999, with a negative impact on the Argentine economy because of the close trade links between the two countries, so that the situation in that country had an immediate effect locally.

All these events have left their mark on our domestic economy, leading it to its current delicate state, with leading indicators that include a major external debt burden, a financial system in crisis, country risk indicators far above normal average and an economic recession that has already lasted more than four years. This situation has led to a significant decrease in the demand for goods and services and a large rise in the level of unemployment. The Government's ability to comply with its commitments has been impaired, as has access to bank financing.

As from December 3, 2001 measures were issued to restrict the free availability and circulation of cash and the transfer of foreign currency abroad. Subsequently, the Government declared default on external debt servicing.

On January 6, 2002, after a political crisis that resulted in the resignation of two presidents, the Government enacted Law 25,561 (Law on public emergency and exchange system reform) that involved profound changes to the prevailing economic model and the amendment of the Convertibility Law in force since March 1991. On February 3, 2002 the Government announced new economic measures that were regulated by Decree 260 (Exchange Regime) dated February 8, 2002, substantially modifying some of the measures implemented by the Public Emergency Law.

Following the complex economic, financial and political scenario described, during the second six months of the year a growing macroeconomic stability and increasing domestic confidence led to a recovery in the economy. Export growth, increasing import substitution by domestic goods, in spite of the lack of credit, together with an incipient recovery in domestic demand after a period of price stability have enabled a steady growth in activity levels for various local productive sectors.

The critical outlook described has had a negative repercussion on the commercial business of Fargo, generating a further decline in sales levels, as well as a reduction in its profit margins.

In the present year, following the devaluation, Fargo's situation deteriorated further because of the following reasons:

- The Company's main input goods, that is to say flour, yeast, polyethylene, etc. are commodities and as such are governed by international prices. As a result, their prices are directly affected by the fluctuation in the rate for the US dollar. In addition, the price of some of these materials has increased in US dollar terms. Increases from the beginning of the year have in some cases been in excess of 200%. It should be noted that during the year the US dollar reached a level of close to Ps. 4.

- This situation meant that there have been increases of over 250% in essential production process input costs which, because of the state of the market, could not be passed on to prices and had to be absorbed by the Company, significantly affecting results and liquidity.

- During the first part of the year exchange rate volatility generated a drastic shortening in the terms for payment to suppliers, which are now no longer than 10 days, whereas during the previous year the company paid suppliers within an average term of 90 days.

- The significant increases in our input and in the costs of distribution from the sharp rise in fuel costs generated the need to increase sales prices, but never as much as necessary to preserve previous profitability levels, nor as fast as was necessary to quickly recover increases in costs; this was so because as the market shrank each increase in price led to a very significant drop in volume.

- The effect of the devaluation of the peso by the government in January 2002 caused Fargo's debt to increase threefold, while its income, almost all in pesos, has not increased even in nominal terms.

All these events we have described have led the Company to take a series of measures to preserve its continuity in the market, such as:

1. Suspension of the payment of the Company's financial obligations with Bankers Trust Co. and the interest on negotiable obligations. It should be noted that this has not meant the Company falling into a state of insolvency, because Fargo did not interrupt negotiations with its financial creditors.

2. On June 28, 2002 the Company filed for creditor protection under the terms of Section 5 of Bankruptcy Law No. 24,522. The presiding judge authorized the creditors' meeting for August 13, 2002, and to date all the procedural stages have been complied with.

3. To adapt the structure of the organization to the new levels of activity, during the current year various processes have been carried out for the reduction and relocation of personnel. In addition, significant wage cuts were implemented.

4. In June, given the low profitability of the operation, aggravated by the restrictions imposed by the Uruguayan government on the remittance of currency abroad, it was decided to suspend the commercial operations of Enicor S.A., a Fargo subsidiary that distributed our products in that country.

5. In September it was agreed with Supermercados Norte S.A. to rescind the contract signed with that company in 1998 that linked the two companies in a project for the exploitation and supply of products from the fresh pasta plant located in the district of Grand Bourg that belonged to it. This contract was terminated in terms favorable to the Company, as Supermercados Norte assumed a large part of the labor costs arising from the closure of the plant.

All these measures, added to the improvement in some economic variables in the latter part of the year that have indicated an incipient recovery in the Argentine economy, as well as the fall in prices of critical input in recent times have meant that in the last few months there has been a significant recovery in the level of profitability of the various product lines, as well as an improvement in the Company's cash flows.

As we mentioned previously, in these financial statements you will find a detailed description of the operations and events that have taken place during the year. Nevertheless, we would like to highlight the following:

     o The Company had recorded goodwill from the purchase of the share capital of Fargo S.A., Pemsa S.A., Panificacion Argentina S.A.I.C., DACSA Distribuidora Argentina de Comestibles S.A., Enicor S.A., Gouguenheim S.A., Panino S.A., Compania Fegopre de Valores Mobiliarios S.A. and Fluxinvest S.A. As a result of the evaluation performed on the recoverability of this goodwill, this year it was decided to accelerate depreciation of the goodwill, leading to a total charge to income under this heading of Ps. 264,308,944.

     o As a result of the devaluation of the currency during the year there has been a sharp increase in our debt in foreign currency, which at the end of the year amounted to Ps. 564,671,403.

In compliance with the terms of Decree 677/2001, we would inform you that:

1. In 2003 the Board intends to permanently monitor the evolution of the industrial bread market, seeking the best conditions to be able to maintain our leadership position.

Internally, we will continue to work on optimizing results, doing so on the basis of an efficient allocation of resources and a continuous follow-up of the variables that could affect our cost structure.

2. During the year the Company has sought out opportunities for simplifying structures and systems to enable further improvement in decision-making processes.

In this same area, as mentioned previously, to adapt the organizational structure to the new levels of activity, during 2002 various processes for the reduction and relocation of personnel have been carried out.

The first line of management meets weekly to exchange information and perform all the analyses necessary for the taking of immediate operating decisions.

3. On the matter of dividend policy, we would inform that in view of the delicate economic and financial state of the Company it must act prudently and conservatively in its use of funds. The Company does not plan to pay dividends until these conditions have been modified. Any change in this regard will be submitted by the Board for consideration.

4. Policy regarding remuneration for the Board and management is based on the need to pay salaries that are in line with the market.


Once again, we would like to express our appreciation to all the Company's personnel for their dedication and commitment.


Buenos Aires, March 10, 2003

                                                        THE BOARD OF DIRECTORS

Name of the Company:   Compania de Alimentos
                       Fargo S.A. ("The Company")

Corporate domicile:    Av. Leandro N. Alem 1050 - Piso 13th - Ciudad
                       Autonoma de Buenos Aires

Principal activity:    Manufacturing and/or processing of foodstuff products,
                       particularly bakery products.

                             Financial Statements
           as of December 31, 2002 and 2001 and for the fiscal years
                       ended December 31, 2002 and 2001
         (Such statements were issued in local currency in accordance with Argentine generally accepted accounting standards)

Registration date:

   Of the By-laws:                     October 3, 1997
   Of latest amendments:               January 20, 1999

Registration number with the
  Corporation Control Authority:       1,640,735

Duration of the Company:               October 2, 2096

Name of the majority shareholder:      Fargo Holding (Gibraltar)

Corporate domicile:                    10/8 International Commercial Centre
                                       Casemates Square - Gibraltar

Principal activity:                    Investments

Equity held by the controlling
  company:                             99.999997%

Percentage of votes held by the
  controlling company:                 99.999997%


                              COMMON STOCK STATUS
                              -------------------
                      Shares
 ---------------------------------------------------------
    Number                                    No. of        Subscribed issued
  of shares        Type of stock          votes per share   and paid up (Pesos)
  ---------        -------------          ---------------   -------------------
                Ordinary, registered,
  13,770,536    non-endorsable with a
                face value of Ps. 10 each         1               137,705,360

               COMPANIA DE ALIMENTOS FARGO S.A. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEET
                       as of December 31, 2002 and 2001
       (Such statements were issued in local currency in accordance with
              Argentine generally accepted accounting standards)
                                (Notes 3 and 4)

                                                                          December 31,2002      December 31,2001
ASSETS                                                                        (Pesos)              (Pesos)
                                                                        -------------------  ---------------------
Current Assets
Cash and banks (Note 5 and Schedule G).............................            5,827,017            7,202,492
Accounts receivable, net (Notes 6 and 19 and Schedules E and G)....            8,790,271           35,977,273
Other receivables, net  (Notes 7 and 19 and Schedules E and G).....            1,451,606            5,864,919
Inventories, net (Note 8 and Schedule E)...........................            7,965,089            6,353,768
Other assets (Note 9)..............................................            2,730,196            2,679,457
                                                                        -------------------  ---------------------
         Total Current Assets......................................           26,764,179           58,077,909
                                                                        -------------------  ---------------------
Non-Current Assets
Accounts receivable, net (Notes 6 and 19 and Schedule E)...........              690,628            2,501,090
Other  receivables, net (Notes 7 and 19 and Schedules E and G).....              358,396              669,616
Investments (Schedule D)...........................................              272,645              334,613
Property, plant and equipment, net  (Schedules A and G)............          101,804,508          138,366,535
Intangible assets, net (Schedule B)................................            3,677,270          282,349,438
Other assets (Note 9)..............................................           17,965,113            4,553,471
                                                                        -------------------  ---------------------
         Total Non-Current Assets..................................          124,768,560          428,774,763
                                                                        -------------------  ---------------------
         TOTAL ASSETS..............................................          151,532,739          486,852,672
                                                                        ===================  =====================
LIABILITIES
Current Liabilities
Accounts payable (Notes 10 and 19 and Schedule G)..................           23,673,736           54,454,342
Short-term debt (Notes 11 and 19 and Schedule G)...................          564,671,403           41,533,435
Salaries and social security payable (Notes 12 and 19).............            4,296,717           12,760,850
Taxes payable (Notes 13 and 19)....................................            4,804,629            6,320,907
Other liabilities (Notes 14 and 19 and Schedule G).................            7,638,791           14,900,428
                                                                        -------------------  ---------------------
         Total Current Liabilities.................................          605,085,276          129,969,962
                                                                        -------------------  ---------------------
Non-Current Liabilities
Accounts payable (Notes 10 and 19).................................                4,372              266,066
Long-term debt (Notes 11 and Schedule G)...........................                    -          300,757,933
Taxes payable (Notes 13 and 19)....................................                    -               13,434
Other liabilities (Notes 14 and 19 and Schedule G).................               39,600              266,879
Provisions (Note 19 and Schedule E)................................            4,142,228            4,958,003
                                                                        -------------------  ---------------------
         Total Non-Current Liabilities.............................            4,186,200          306,262,315
                                                                        -------------------  ---------------------
         TOTAL LIABILITIES.........................................          609,271,476          436,232,277
                                                                        -------------------  ---------------------
SHAREHOLDERS' EQUITY...............................................         (457,738,737)          50,620,395
                                                                        -------------------  ---------------------
         TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY................          151,532,739          486,852,672
                                                                        ===================  =====================

The accompanying notes and schedules are an integral part of these consolidated financial statements.

               COMPANIA DE ALIMENTOS FARGO S.A. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENT OF OPERATIONS
             For the fiscal years ended December 31, 2002 and 2001
       (Such statements were issued in local currency in accordance with
              Argentine generally accepted accounting standards)
                                (Notes 3 and 4)


                                                                            December 31, 2002     December 31, 2001
                                                                                (Pesos)                 (Pesos)
                                                                           -------------------  ---------------------
Net sales (Note 15)......................................................        155,824,380        290,693,295
Cost of sales (Schedule F)...............................................       (108,219,009)      (152,645,714)
                                                                           -------------------  ---------------------
          Gross profit...................................................         47,605,371        138,047,581
Selling expenses (Schedule H)............................................        (48,768,067)      (104,459,864)
General and Administrative expenses (Schedule H).........................        (15,677,516)       (29,719,384)
                                                                           -------------------  ---------------------
          Operating (loss)/profit........................................        (16,840,212)          3,868,333
Amortization and impairment of value of goodwill (Schedule B) ...........       (264,308,944)       (57,622,615)
Other expenses and income, net (Note 16).................................        (11,832,449)        (7,649,926)
Financial results, net (which include the gain/(loss) on exposure to inflation) (Note 17):
          Generated by assets............................................        (40,012,656)          (749,497)
          Generated by liabilities.......................................       (175,290,096)       (48,125,357)
                                                                           -------------------  ---------------------
          Ordinary loss before minimum notional income tax...............       (508,284,357)      (110,279,062)
Minimum notional income tax (Schedule E)..............................                              (10,151,544)
                                                                                     (74,775)
          Ordinary loss .................................................       (508,359,132)      (120,430,606)
                                                                           -------------------  ---------------------
Extraordinary results (Note 21) .........................................                  -          (6,343,939)
                                                                           -------------------  ---------------------
          Net loss for the year .........................................       (508,359,132)      (126,774,545)
                                                                           ===================  =====================

The accompanying notes and schedules are an integral part of these consolidated financial statements.

               COMPANIA DE ALIMENTOS FARGO S.A. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENT OF CASH FLOWS
             For the fiscal years ended December 31, 2002 and 2001
       (Such statements were issued in local currency in accordance with
              Argentine generally accepted accounting standards)
                                (Notes 3 and 4)


                                                                                 December 31,     December 31,
                                                                                     2002             2001
                                                                                    (Pesos)         (Pesos)
                                                                              ----------------  ----------------
CHANGES IN FUNDS
Funds at the beginning of the year..........................................        7,202,492       11,380,682
Decrease in funds...........................................................       (1,375,475)      (4,178,190)
                                                                              ----------------  ----------------
Funds at the end of the year................................................        5,827,017        7,202,492
                                                                              ----------------  ----------------
CAUSES OF CHANGES IN FUNDS
Net loss for the year.......................................................     (508,359,132)    (126,774,545)

Plus: Items not entailing the use of funds
     Depreciation of property, plant and equipment..........................       21,042,754       20,351,588
     Net book value of property, plant and equipment decreases and sold.....        1,290,328          239,987
     Amortization and impairment of intangible assets.......................      278,703,395       69,429,727
     Net book value of other assets decreases and sold. ....................          228,302          445,518
     Loss on impairment of property, plant and equipment and other assets...          565,512                -
     Depreciation of other assets...........................................        1,704,877          592,665
     Accrued salaries, social security and indemnities to personnel pending
     payment................................................................        3,662,348        8,643,164
     Increase in provision for lawsuits.....................................        2,348,584        1,011,427
     Increase in allowance for doubtful accounts............................        4,708,218       10,898,264
     Gain from the sale of property, plant and equipment in installments....         (100,921)        (173,815)
     Holding (gain)/loss on inventories.....................................       (5,040,493)         662,815
     Unpaid accrued exchange differences....................................      178,246,628                -
     Accrued interests pending payment......................................       34,330,118       15,399,718
     (Gain) on exposure inflation...........................................       (6,246,482)               -
     Accrued tax on corporate indebtedness..................................        1,386,484          696,213
     Restatement to constant currency of cash at beginning of year..........       (3,897,696)               -
     Increase in provision for non-recoverable tax credits..................           74,775       10,151,544
     Other..................................................................          144,314          209,244

Changes in assets and liabilities
     Accounts payable........................................................       4,743,373        1,770,840
     Accounts receivable.....................................................      (2,481,608)       9,444,072
     Other receivables.......................................................         959,840        7,425,680
     Inventories.............................................................          (9,228)         765,567
     Other assets ...........................................................         244,488         (278,770)
     Salaries and social security payable....................................      (4,773,160)      (1,913,869)
     Taxes payable...........................................................         154,287       (1,958,826)
     Provision for lawsuits..................................................        (499,262)        (763,441)
     Other liabilities.......................................................      (1,909,637)        (593,796)
                                                                              ----------------  ----------------
Total of funds provided by the operations...................................        1,221,006       25,680,971
                                                                              ----------------  ----------------
Funds (used in) by investments activities
Acquisition of property, plant and equipment................................       (2,565,254)      (9,956,866)
Increase in intangible assets...............................................          (31,227)      (4,710,203)
Acquisition of subsidiaries.................................................                -       (1,549,642)
Advances for the purchase of shares.........................................                -         (246,412)
                                                                              ----------------  ----------------
Total of funds used in investments activities...............................       (2,596,481)     (16,463,123)
                                                                              ================  ================

               COMPANIA DE ALIMENTOS FARGO S.A. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENT OF CASH FLOWS
            For the fiscal years ended December 31, 2002 and 2001
       (Such statements were issued in local currency in accordance with
              Argentine generally accepted accounting standards)
                                (Notes 3 and 4)
                                  (Continued)

                                                                          December 31, 2002    December 31, 2001
                                                                               (Pesos)              (Pesos)
                                                                         -------------------  --------------------
Funds (used in) provided by financial activities
Irrevocable contributions on account of future issues of shares                        -            7,944,532
Decrease in loans........................................................              -          (21,340,570)
                                                                         -------------------  --------------------
Total of funds used in financial activities..............................              -          (13,396,038)
                                                                         -------------------  --------------------
Decrease in funds........................................................     (1,375,475)          (4,178,190)
                                                                         ===================  ====================


                                                                          December 31, 2002    December 31, 2001
                                                                               (Pesos)              (Pesos)
                                                                         -------------------  --------------------
Supplemental cash flow information
Non-cash financial activities
Sale of property, plant and equipment in installments ...................          5,102              202,272
Debt for the acquisition of subsidaries .................................      6,642,221           12,213,069
Advances granted at 12.31.00 and at 12.31.99 applied to the purchase of
   subsidiaries .........................................................              -           21,879,603

The accompanying notes and schedules are an integral part of these consolidated financial statements.

                COMPANIA DE ALIMENTOS FARGO S.A. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

              For the fiscal years ended December 31, 2002 and 2001 (Such statements were issued in local currency in accordance with
               Argentine generally accepted accounting standards)


Note 1: Company's Activities - Filing for Creditor Protection

     Compania de Alimentos Fargo S.A. was organized under the laws of the Republic of Argentina in 1997, and registered with the Public Registry of Commerce of the City of Buenos Aires, under the name of "B and P S.A.".

     In view of its corporate purpose, in October 1997 the Company acquired 84.3% of the shares in Fargo S.A., Panificacion Argentina S.A.I.C., Compania Fegopre de Valores Mobiliarios y Garantia S.A., Gouguenheim S.A., DACSA Distribuidora Argentina de Comestibles S.A.I.C.F.A., Pemsa S.A., Panino S.A. and Enicor S.A. (the latter company being located in Uruguay).

     Subsequently, on May 29, 1998, the Company acquired the remaining minority interest (that is, 15.7% of the shares) in all the companies mentioned above, and sold its interest in Panino S.A., a company engaged in the manufacture of various types of sandwiches.

     Effective June 1, 1998, in order to streamline its existing structures, improve its available resources through the unification of the operating, business, administrative, financial and personnel structures and the cutting back of operating expenses, a merger was agreed between Compania de Alimentos Fargo S.A., as the merging and succeeding company, and Fargo S.A., Compania Fegopre de Valores Mobiliarios y Garantia S.A., Gouguenheim S.A., DACSA Distribuidora Argentina de Comestibles S.A.I.C.F.A. and Pemsa S.A., as the merged companies. As from that date, all the assets, liabilities, rights and obligations of the merged companies were transferred to Compania de Alimentos Fargo S.A., the latter carrying on with the business activities of the former companies.

     Compania de Alimentos Fargo S.A.("Fargo") is the largest producer and distributor of industrial bread and bakery products in Argentina, and has an approximate 54% share (measured based on volume) of the Argentine industrial bread market, which includes sliced bread and buns for hamburgers and hot dogs sold by retailers. Furthermore, Fargo is the only company that supplies buns to Mc Donald's in Argentina and one of the largest producers and distributors of frozen dough, which is used to bake traditional bread, including baguettes. The broad lines of products of the Company also include sweet products, tapas and other foodstuff products, which include those manufactured by the Company (breadcrumbs), and other products acquired from third parties.

     Fargo has a larger installed manufacturing infrastructure and a larger distribution network than any other bread manufacturing company in Argentina, and markets its products under brands highly recognized on the market for their top quality, which include "Fargo", "Lactal", "Sacaan" and "Bertrand".

     The main market for the products that Fargo manufactures is Argentina, with distribution centers located in various parts of the country, from where the demand for products is met. Nevertheless, Fargo has been exporting its products to Uruguay, marketing them through Enicor S.A., a subsidiary of the Company in that country. In 2001, the volume of those sales reached approximately 4.5% of total sales by the Company; but as a result of the distortion generated by the exchange regulations recently enacted in Uruguay (which do not allow companies to transfer foreign currency abroad to pay import amounts within a term of less than 180 days, regardless of the commercial conditions agreed by the parties), plus the specific duties that country has imposed on certain products, which include those exported by Fargo, such operation is now impossible and uneconomic. In view of the above, since July 2002 Enicor S.A. has ceased to import and sell its products.

                COMPANIA DE ALIMENTOS FARGO S.A. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                  (Continued)


Note 1: Company's Activities - Filing for Creditor Protection (Continued)

     As in the case of most companies during the last decade, Fargo's industrial and business activities have been affected by the economic crisis Argentina has been enduring but, undoubtedly, the profound recession in which Argentina has been immersed for approximately four years now has led to a sharp and unpredictable decline in Fargo's sales levels and to a significant decrease in its profit margins, particularly during the last two years.

     During the current year, as a consequence of the devaluation of the peso, the situation of Fargo worsened due to the following:

- The principal inputs used by the Company, such as flour, yeast, polyethylene, etc., are commodities and are therefore governed by international prices. As a result, the price of those inputs is directly affected by the fluctuations in the quotation of the US dollar.

- This situation led to increases of more than 250% in the price of the most essential inputs involved in the production process which, due to the market conditions, could not be passed on to prices and had to be absorbed by the Company, substantially affecting its results and liquidity levels, and consequently, its sales volume, which fell 25% compared with the same period of the previous year. This led to a reduction of the profit levels of the various lines of products.

- The volatility of the exchange rate sharply reduced the number of days allowed for payment to suppliers, which were down to 10 days. In addition, we were unable to reduce the number of days sales outstanding for approximately 50% of our sales which are made to the supermarket channel to less than an average ranging between 45 and 60 days. It should be noted that last year the Company paid its suppliers within an average term of approximately 90 days.

- Finally, the devaluation of the peso implemented by the Government in January 2002 has had a substantial impact on the financial debt of US$ 150 million; while there have been no significant changes in Fargo's income, a large portion of which is denominated in pesos.

     Considering the impossibility of the Company meeting its short-term obligations as a result of the sharp drop in sales, the exhaustion of all available credit lines and the impossibility of meeting its financial obligations as detailed in Note 24 to these financial statements, the imminent expiry of refinancing agreed with strategic suppliers that will be impossible to meet and, mainly, the Company's current cash position which led Fargo to being unable to meet the mentioned refinancing, the Company decided to file for a creditors' composition, which was formalized before the courts on June 28, 2002.

     The opening up of a creditors' composition was decided by the Court on August 13, 2002 under the file "Compania de Alimentos Fargo S.A. on creditors' composition" brought before the National Court of First Instance on Commercial Matters No. 20 headed by Raul Taillade, Secretariat No. 39 headed by Ana Amaya.

     A plural Class A trusteeship was designated, in which Estudio Abigador, Collia y Vighenzoni with legal address at Uruguay 856 - 3rd "A" was designated Trustee in charge of proof of claims and Estudio Cardero, Rojas Muniz y Asociados with legal address at Doblas 674 - 2nd floor, both in the City of Buenos Aires, as General Trustee.

                COMPANIA DE ALIMENTOS FARGO S.A. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                  (Continued)


Note 1: Company's Activities - Filing for Creditor Protection (Continued)

     It should be noted that as creditors existing prior to filing for creditors' composition must verify their credits before the trustee before March 28, 2003, at the closing date of these financial statements it is not possible to determine the final composition of the debts under the reorganization proceedings. At that moment it will be possible to finally determine the number of creditors and the computable capital for purposes of calculation of the necessary majorities to approve a composition. Accordingly, the amounts and payment terms contemplated in these financial statements are provisional, and could change according to the court file. The professional fees and expenses related to the composition have not been estimated or provided for since as the date of these financial statements they have not been quantified.


Note 2: Argentine Economic situation and its impact on the Company's Economic and Financial Position

     Argentina is immersed in a critical economic situation. The main features of the current economic context are a major external debt burden, a financial system in crisis, country risk indicators far above normal average and an economic recession that has already lasted more than four years. This situation has led to a significant decrease in the demand for goods and services and a large rise in the level of unemployment. The Government's ability to comply with its commitments has been impaired, which led it to default in the payment of external debt services at the beginning of 2002. Furthermore, it is expected that there will be presidential elections during 2003.

     To overcome the crisis the country is undergoing, as from December 2001 the government issued measures to restrict the free availability and circulation of cash and the transfer of foreign currency abroad. Subsequently, as from January 2002, laws, decrees and regulations were enacted that involved profound changes to the prevailing economic model (and the amendment of the Convertibility Law in force until then). Among the measures adopted was the establishment of a single free exchange market system, that led to a significant devaluation of the Argentine peso during the first months of 2002; the pesification of certain assets and liabilities in foreign currency held in Argentina and the resulting increase in local prices.

     The Company is taking a variety of actions as a result of the present recession and to attempt to limit the negative impact on ongoing operations.

     The impact generated by measures adopted to date by the Government on the financial position of the Company as of December 31, 2002 was calculated on the basis of management present assessments. Actual results could differ from current management assessments. Therefore, the Company's financial statements may not include all adjustments that might ultimately result from these adverse conditions.

     The future development of the economic crisis might require that the Government modify some measures adopted or issue additional regulations. Therefore, the Company's financial statements should be considered in the light of these circumstances.

                COMPANIA DE ALIMENTOS FARGO S.A. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                  (Continued)


Note 2: Argentine Economic situation and its impact on the Company's Economic and Financial Position (Continued)

     The Company records significant indebtedness. At December 31, 2002, the financial debt recorded by the Company amounts to Ps. 564,671,403, which includes loans with financial entities for US$ 32,983,280 (principal and interest accrued up to closing date) and a debt with foreign holders of negotiable bonds issued by the Company for US$ 134,575,000 (due to the application of the Law on Reorganization and Insolvency Proceedings, this debt includes interest accrued only until the Company filed for creditor protection).

     In addition, in the fiscal year ended on December 31, 2002 the Company recorded a net loss of Ps. 508,359,132, accumulated losses of Ps. 767,149,056 and a working capital deficit of Ps. 578,321,097. Company Management is currently defining and implementing an action plan to attempt these circunstances. While the Company believes that there are certain alternatives available, there can be no assurance that the Company will be successful in implementing any such alternatives or that any such alternatives, if implemented, will enable the Company to meet its obligations.

     The financial statements have been prepared assuming that the Company will continue as a going concern. Therefore, these financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern, requiring it to realize its assets and settle its liabilities, including contingent liabilities, in conditions other than those of the normal course of its business.

     In view of these circumstances, in order for the Company to continue to operate normally, it is required to: 1) renegotiate satisfactorily all due dates of principal and interest payments and the terms and conditions of the financial loans and negotiable obligations, as well as its other liabilities, on the basis of its actual ability to pay debts and satisfactorily comply with the reorganization plan, 2) continue to adopt measures to overcome the loss of its capital stock and/or request that new capital contributions be made, which enable it to obtain the necessary funds to settle all its liabilities and commitments undertaken and to absorb or recover the depreciation of its fixed assets and amortization of goodwill.

Note 3: Principles of Consolidation

     As required by General Resolutions No. 368/01, No. 398/02 and 415/02 of the CNV, which establishes that consolidated financial statements must be submitted following the procedure outlined in Technical Resolution No. 4 of the Argentine Federation of Professional Councils in Economic Sciences (FACPCE). The Balance Sheet at December 31, 2002 and 2001 of the Company, and the related Statements of Operations and Cash Flows for the fiscal years ended December 31, 2002 and 2001 have been consolidated on a line-by-line basis with the financial statements of the Company's subsidiaries in which it controls a majority of the voting shares (Note 22).

     For consolidation purposes the financial statements of Enicor S.A. (a company organized under the laws of Republica Oriental del Uruguay ("R.O.U." or "Uruguay")) have been prepared in accordance with the accounting standards prevailing in Argentina. Enicor S.A. used the convert/adjust financial statement translation method as called for by Technical Resolution No.
13 of the FACPCE.

     As a result of the decline in inflation in the Uruguayan economy in the last few years, this country has ceased to be considered hyperinflationary, for which reason Enicor S.A. has decided to discontinue the restatement of its financial statements as from January 1, 2000.

     The consolidated financial statements as of December 31, 2001 are presented for comparative purposes, as required by professional accounting standards and have been restated in constant currency as of December 31, 2002. Certain reclassifications have been made to the financial statements as of December 31, 2001 in order to disclose the information contained in them consistently with that of the current year.

                COMPANIA DE ALIMENTOS FARGO S.A. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                  (Continued)

Note 4: Accounting Principles

     The financial statements of the Company's subsidiaries have been prepared based on accounting principles consistent with those applied for preparing the financial statements of Compania de Alimentos Fargo S.A.

     1. In line with professional accounting standards and the requirements of the control bodies, these financial statements have been prepared without recognizing the changes in the purchasing power of the currency until December 31, 2001. As established by Resolution No. 3/2002 of the Professional
Council in Economic Sciences of the Autonomous City of Buenos Aires, Resolution No. 240/02 of the FACPCE and Resolution No. 415/02 of the National Securities Commission, since January 1, 2002 the Company resumed the recognition of the effects of inflation in these financial statements. To this end, the restatement method established by Technical Pronouncement
No. 6 of the FACPCE has been followed, considering that the accounting measurements originated prior to December 31, 2001 are stated in the currency value as of that date.

Financial results broken down as follows are shown in the statement of operations:

a.   Financial results

b.   Exchange differences

c. Holding results and result of exposure to changes in the purchasing power of the currency.

     2. The following is a summary of significant accounting policies followed by the Company in the preparation of these consolidated financial statements. These policies have been applied consistently with those of the previous fiscal year:

     a. Local currency assets and liabilities

     The local currency assets and liabilities have been stated at their face value, including if applicable, accrued interest at the end of the fiscal year.

     b. Foreign currency assets and liabilities

     Foreign currency assets and liabilities were translated at the exchange rate prevailing on the balance sheet date, including if applicable, accrued interest at the end of the fiscal year.

     c. Investments

     Non-current:

     -    Other investments - Properties:

          The real estate properties are stated at their fair market value as of October 31, 1997, based on an appraisal performed by independent professionals, less accumulated depreciation, calculated under the straight-line method over an estimated useful life of 50 years. The values of real estate thus determined were restated in the currency with a year-end value following the guidelines detailed in Section 1., net of the corresponding accumulated depreciation.

                COMPANIA DE ALIMENTOS FARGO S.A. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                  (Continued)


Note 4:   Accounting Principles (Continued)

     d. Accounts receivable

     Accounts receivable are stated at estimated realizable values net of the allowance for doubtful accounts which is considered by management to be sufficient to meet any future losses related to uncollectible amounts.

     e. Inventories

     Inventories are stated at replacement cost and/or production cost at the end of the fiscal year, which does not exceed their recoverable values.

     f. Property, plant and equipment

          Properties:

          The real estate properties are stated at their fair market value as of October 31, 1997, based on an appraisal performed by independent professionals. The building improvements occurred after such date, have been valued at their acquisition cost restated in the currency with a year-end value following the guidelines detailed in Section 1.

          The additions occurred up to August 31, 1995, are recorded at cost, adjusted for the cumulative inflation from the date of acquisition until August 31, 1995. Additions after August 31, 1995 are stated at their acquisition cost restated in the currency with a year-end value following the guidelines detailed in Section 1.

          The software line includes the costs that were necessary to implement an integrated SAP R/3 administrative-accounting and management control system. These charges are being amortized following the straight - line method over five years as from the start-up date.

     The values of the fixed assets thus determined are disclosed net of the corresponding accumulated depreciation, calculated using the straight-line method, over the estimated useful lives of the related assets, which are specified below:

Assets                                                                  Years
------                                                                  -----
Buildings........................................................         50
Buildings improvements...........................................         10
Machinery and equipment..........................................         10
Facilities.......................................................         10
Computer hardware................................................         5
Software.........................................................         5
Furniture and fixture............................................         10
Vehicles.........................................................         5
Molds, plastic trays, containers, platforms and cases............         5
Spare parts......................................................         10

         The values of the fixed assets, taken as a whole, do not exceed their recoverable value.

                COMPANIA DE ALIMENTOS FARGO S.A. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                  (Continued)


Note 4: Accounting Principles (Continued)

     g.   Intangible assets

     Goodwill represents the excess of the purchase price paid for the companies' shares acquired over the fair value of their net assets.

     Such values arose from the Company's (direct or indirect) purchase of shares in Fargo S.A., Pemsa S.A., Panificacion Argentina S.A.I.C., Panino S.A., Enicor S.A., Gouguenheim S.A., Distribuidora Argentina de Comestibles S.A.I.C.F.A., Compania FEGOPRE de Valores Mobiliarios y Garantia S.A., Fluxinvest S.A., Capital Foods S.A., Fresh Food S.A. and Establecimiento Elaborador de Alimentos Sacaan de Argentina S.A.. Goodwill has been restated in the currency with a year-end value following the guidelines detailed in
Section 1., and amortized on a straight-line basis over 20 years as from the month following its addition.

     However, as the Company performs regular evaluations for recoverability of the initial investment based on updated projections, as a result of the evaluations made throughout the current year, it decided to accelerate amortization of 100% of the residual value of goodwill generated on the purchase of shares in the companies mentioned in the previous paragraph, except in the case of Establecimiento Elaborador de Alimentos Sacaan de Argentina S.A., for which a net book value of Ps. 3,652,569 is recorded.

     Other intangible assets:

     o Financing fees and expenses related to bank loan: Represent expenses and fees incurred in relation to the "Bridge Loan" obtained by the Company to issue the negotiable bonds mentioned in Note 24.a. to the unconsolidated financial statements. These expenses were fully amortized following the straight-line method over the term set for repaying the loan.

          Furthermore, this line also includes the expenses incurred in connection with the "Senior Secured Revolving Credit Agreement" settled on July 27, 2000, as well as those corresponding to the "Amended and Restated Senior Secured Credit Agreement" mentioned in
          Note 24.b. to the unconsolidated financial statements. As a result of the lack of payment of interest and the composition agreement mentioned in Note 1, during the current year the Company decided to accelerate amortization of the remaining accounting value of these charges.

     o Expenses related to negotiable bonds: They correspond to costs and fees incurred in relation to the issuance and registration of negotiable bonds on July 27, 1998 and March 30, 1999.

     o Reorganization and development of new projects expenses: They correspond to expenses incurred by the Company regarding its reorganization (purchase of the Company's shares and the merger process). These expenses are stated at cost and were fully amortized following the straight-line method over a three-year period beginning July 1, 1998. In addition, this line includes expenses relating to new projects, which were fully amortized following the straight-line method over the term set from their implementation.

     h. Other assets

     -    Spare parts:

     Spare parts have been valued at their acquisition cost restated in the currency with a year-end value following the guidelines detailed in
     Section 1.

                COMPANIA DE ALIMENTOS FARGO S.A. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                  (Continued)


Note 4: Accounting Principles (Continued)

     -    Inactive Assets:

     This line comprises items (mainly machinery) reclassified from Fixed Assets as they are no longer used. Management is currently evaluating the possibility of reincorporating these assets to the Company's normal activities, and therefore it decided to continue calculating depreciation under the same conditions considered for fixed assets, expensed against "Other income and expenses". These assets are valued at acquisition cost restated into year-end currency, following the guidelines detailed in
     Section 1., net of the corresponding accumulated depreciation calculated on a straight-line basis on the estimated useful life assigned to the assets.

     -    Assets delivered under a loan for use agreement:

     These assets have been valued at their acquisition cost restated in the currency with a year-end value following the guidelines detailed in
     Section 1., net of the corresponding accumulated depreciation calculated on a straight-line basis based on the estimated useful life assigned to the assets.

     -    Promotional Materials:

     These materials consist of promotional products used by the Company to promote and increase knowledge of its brand. These assets have been valued at their acquisition cost restated in the currency with a year-end value following the guidelines detailed in Section 1.

     The value of other assets, taken as a whole, does not exceed their recoverable value.

     i. Income tax and tax on Minimum Notional Income ("Impuesto a la Ganancia Minima Presunta")

     As a result of the accumulated tax loss carryforwards, the Company did not recognize an income tax provision at the end of the fiscal year.

     Law No. 25,063 enacted a tax on minimum notional income for ten fiscal years (See Note 24.b.). This tax is supplementary to income tax, as while the latter is levied on the taxable net income for the year, the former is levied on the potential income from certain assets at a rate of 1%, and the Company must pay the higher of these two taxes.

     Any excess of the tax on minimum notional income over and above income tax in a given fiscal year may be computed as a payment on account of the income tax to arise in the next ten fiscal years, as established by Law
No. 25,360 published in the Official Bulletin dated December 12, 2000, thus amending the original term initially set at four fiscal years.

     The tax on minimum notional income corresponding to the current fiscal year was considered as a non-current receivable, as shown in Note 7.

     The Company periodically (annual) evaluates the recoverability of this tax based on updated projections; therefore Compania de Alimentos Fargo S.A., Establecimiento Elaborador de Alimentos Sacaan de Argentina S.A., Fresh Food S.A. and Capital Foods S.A. have covered their accumulated tax at December 31, 2002 with an allowance, because they have determined that the possibility of offsetting it with income tax to be generated in the terms mentioned above is uncertain.

                COMPANIA DE ALIMENTOS FARGO S.A. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                  (Continued)


Note 4:   Accounting Principles (Continued)

     j. Results for the fiscal year

     Income and expense items have been disclosed in the currency values of the fiscal year to which they correspond, except for the charges for assets consumed (fixed asset depreciation, depreciation of other assets and intangible asset amortization) the amounts of which were determined based on the values of those assets. Such items have been adjusted for inflation applying the corresponding adjusting indexes to the historical amounts.

     The gain/(loss) on exposure to inflation of the net monetary positions is the counterpart for the adjustments made to all non-monetary asset and liability and income and expense items that were restated in the currency with a year-end value.

     k. Statement of Cash Flows

     For purposes of presentation of the Consolidated Statement of Cash Flow, cash and cash equivalents as well as banks and readily realizable investments are treated as cash. The Company follows the indirect method, which calls for a series of adjustments to the results of the fiscal year in order to arrive at the funds generated by operations or used for them.

     l. Use of estimates

     The preparation of financial statements requires management to make estimates and assessments which affect the amounts of contingent assets and liabilities disclosed at the date of these financial statements, as well as the income and expenses recorded during the fiscal year. The Company's management makes estimates to calculate, for example, the allowance for bad debts and discounts, depreciation and amortization charges, the recoverable value of assets, the inventory and other asset obsolescence allowance and provisions for contingencies and taxes. However, the actual future results may differ from the estimates and assessments made at the date of these financial statements.

Note 5: Cash and banks

     The breakdown of this caption is as follows:

                                                           December 31, 2002   December 31, 2001
                                                                (Pesos)             (Pesos)
                                                          -------------------  ------------------
Cash (Schedule G)........................................         261,182             994,519
Petty cash...............................................           7,257               9,581
Banks in local currency and outstanding bonds............       5,292,966           5,998,301
Banks in foreign currency (Schedule G)...................         265,612             200,091
                                                          -------------------  ------------------
                                                                5,827,017           7,202,492
                                                          ===================  ==================

                COMPANIA DE ALIMENTOS FARGO S.A. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                  (Continued)


Note 6: Accounts receivable, net

     The breakdown of this caption is as follows:

                                                                        December 31, 2002   December 31, 2001
                                                                              (Pesos)           (Pesos)
                                                                        -----------------   -----------------
         Current
         Trade accounts receivable (Schedule G).........................      9,390,610        44,890,243
         Notes receivable...............................................        440,286         2,298,185
         Debtors under legal proceedings ...............................         31,674                 -
         Less:
         Allowance for doubtful accounts (Schedule E)...................     (1,072,299)      (11,211,155)
                                                                        -----------------   -----------------
                                                                              8,790,271        35,977,273
                                                                        =================   =================
         Non-Current
         Debtors under legal proceedings................................      2,863,083         5,805,609
         Notes receivable...............................................         86,683           890,902
         Less:
         Allowance for doubtful accounts (Schedule E)...................     (2,259,138)       (4,195,421)
                                                                        -----------------   -----------------
                                                                                690,628         2,501,090
                                                                        =================   =================


Note 7: Other receivables, net

     The breakdown of this caption is as follows:

                                                                         December 31, 2002   December 31, 2001
                                                                               (Pesos)           (Pesos)
                                                                         -----------------   -----------------
         Current
         Tax credits and withholdings...................................          558,595        3,184,673
         Advances to suppliers (Schedule G).............................          483,610          810,970
         Prepaid insurance (Schedule G).................................           10,605           17,915
         Advances to employees..........................................          179,776          139,211
         Prepaid expenses (Schedule G)..................................            3,939           78,130
         Receivables from legal proceedings ............................           29,684          197,548
         Deposit in guarantee...........................................            6,300                -
         Other (Schedule G).............................................          575,303        1,436,472
         Less:
         Provision for deposit in guarantee (Schedule E)... ............           (6,300)               -
         Provision for tax bad debts (Schedule E) ......................         (389,906)               -
                                                                        -----------------    ---------------
                                                                                1,451,606        5,864,919
                                                                        =================    ===============
         Non-Current
         Asset tax credit ..............................................        5,183,573       10,967,145
         Allowance of asset tax credit (Schedule E).....................       (4,833,427)     (10,390,949)
         Other (Schedule G).............................................            8,250           93,420
                                                                        -----------------    ---------------
                                                                                  358,396          669,616
                                                                        =================    ===============

                COMPANIA DE ALIMENTOS FARGO S.A. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                  (Continued)


Note 8: Inventories, net

         The breakdown of this caption is as follows:

                                                                         December 31, 2002   December 31, 2001
                                                                               (Pesos)           (Pesos)
                                                                         -----------------  ----------------
         Goods for resale...............................................        141,841          551,749
         Finished goods.................................................        412,327          997,882
         Work in process................................................        147,844          310,328
         Raw materials and packaging materials .........................      6,332,261        4,465,767
                                                                         -----------------  ----------------
         Subtotal (Schedule F)..........................................      7,034,273        6,325,726
                                                                         -----------------  ----------------
         Advances to suppliers..........................................        930,816              355
         Goods in transit...............................................              -           31,660
         Less:
         Valuation allowance of inventories (Schedule E)................              -           (3,973)
                                                                         -----------------  ----------------
                                                                              7,965,089        6,353,768
                                                                         =================  ================


Note 9:  Other assets

         The breakdown of this caption is as follows:

                                                                         December 31, 2002   December 31, 2001
                                                                              (Pesos)           (Pesos)
                                                                         -----------------  ------------------
         Current
         Spare parts....................................................        2,376,094         2,260,159
         Promotional material...........................................          252,874           270,068
         Other..........................................................          101,228           149,230
                                                                         -----------------  ------------------
                                                                                2,730,196         2,679,457
                                                                         =================  ==================
         Non-Current
         Spare parts....................................................        1,584,062         1,770,773
         Assets released for sale.......................................       15,318,046                 -
         Inactive assets................................................          608,403           806,444
         Assets delivered on loan.......................................          454,602         1,976,254
                                                                         -----------------  ------------------

                                                                               17,965,113         4,553,471
                                                                         =================  ==================

                COMPANIA DE ALIMENTOS FARGO S.A. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                  (Continued)


Note 10: Accounts payable

     The breakdown of this caption is as follows:

                                                                         December 31, 2002     December 31, 2001
                                                                              (Pesos)               (Pesos)
                                                                        --------------------  --------------------
         Current
         Local suppliers (Schedule G) .................................          19,205,625            46,279,319
         Foreign suppliers (Schedule G)................................             550,234               649,777
         Unbilled by suppliers (Schedule G)............................           3,801,896             7,525,246
         Provision for expenses........................................             115,981                     -
                                                                        --------------------  --------------------
                                                                                 23,673,736            54,454,342
                                                                        ====================  ====================
         Non-Current
         Local Suppliers...............................................               4,372               266,066
                                                                        --------------------  --------------------
                                                                                      4,372               266,066
                                                                        ====================  ====================


Note 11: Short-term and long-term debt

     The breakdown of this caption is as follows:

                                                                       December 31, 2002     December 31, 2001
                                                                            (Pesos)               (Pesos)
                                                                      --------------------  --------------------
         Short-term debt
         Negotiable bonds - Principal amount (1) (Schedule G)........         404,400,000                     -
         Collateralized bank debt - Principal amount (1)
          (Schedule G)...............................................         101,100,000            26,152,864
         Collateralized bank debt - Accrued interest (1) (Schedule G)          59,171,403            15,380,571
                                                                      --------------------  --------------------
                                                                              564,671,403            41,533,435
                                                                      ====================  ====================
         Long-term debt
         Negotiable bonds - Principal amount (1) (Schedule G)........                   -           261,528,637
         Collateralized bank debt - Principal amount (1)
          (Schedule G)...............................................                   -            39,229,296
                                                                      --------------------  --------------------
                                                                                        -           300,757,933
                                                                      ====================  ====================

         (1) Details on issuance of negotiable bonds and of the Amended and Restated Senior Secured Credit Agreement are mentioned in Note 24 to the unconsolidated financial statements.

                COMPANIA DE ALIMENTOS FARGO S.A. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                  (Continued)


Note 12: Salaries and social security payable

     The breakdown of this caption is as follows:

                                                                       December 31, 2002     December 31, 2001
                                                                            (Pesos)               (Pesos)
                                                                      --------------------  --------------------
         Current
         Salaries payable............................................             824,420             3,221,375
         Social security payable (1).................................           1,820,081             2,152,507
         Accrual for vacation and other..............................             867,216             3,072,792
         Indemnities to personnel....................................             785,000             4,314,176
                                                                      --------------------  --------------------
                                                                                4,296,717            12,760,850
                                                                      ====================  ====================

         (1) As a result of its failure to pay its social securities obligations, the Company took part in a Payment Facilities Regime established by National Decree No. 338/02 covering debts with the Federal Administration of Public Revenue which fell due between January 7, 2002 and June 10, 2002 and between August 7, 2002 and October 7, 2002.

Note 13: Taxes payable

     The breakdown of this caption is as follows:

                                                                     December 31, 2002     December 31, 2001
                                                                          (Pesos)               (Pesos)
                                                                    --------------------  --------------------
         Current
         Minimum notional income tax provision, net ...............             101,675               147,709
         Tax on corporate indebtedness (1).........................           1,432,977               696,213
         VAT payable, net (1)......................................           2,235,345             4,304,121
         VAT withholdings..........................................             207,295               259,748
         Income tax withholdings...................................             102,351               243,202
         Turnover tax payable, net.................................             128,516               120,425
         Turnover tax withholdings.................................             224,082               176,453
         Other.....................................................             372,388               373,036
                                                                    --------------------  --------------------
                                                                              4,804,629             6,320,907
                                                                    ====================  ====================
         Non-Current
         Turnover tax payable - Moratoria..........................                   -                13,434
                                                                    --------------------  --------------------
                                                                                      -                13,434
                                                                    ====================  ====================

         (1) As a result of its failure to pay its tax obligations, the Company took part in a Payment Facilities Regime established by National Decree No. 338/02 covering debts with the Federal Administration of Public Revenue which fell due between October 1, 2001 and April 1, 2002.

                COMPANIA DE ALIMENTOS FARGO S.A. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                  (Continued)


Note 14: Other liabilities

     The breakdown of this caption is as follows:

                                                                     December 31, 2002     December 31, 2001
                                                                          (Pesos)               (Pesos)
                                                                    --------------------  --------------------
         Current
         Guarantee deposits received from customers (Schedule G)...             507,222             1,172,136
         Debt for the acquisition of fixed assets (Schedule G).....                   -               477,869
         Debt for the acquisition of subsidiaries (1) (Schedule G).           6,642,221            12,213,069
         Indemnity agreements payable..............................               3,600                 7,846
         Other.....................................................             485,748             1,029,508
                                                                    --------------------  --------------------
                                                                              7,638,791            14,900,428
                                                                    ====================  ====================
         Non-Current
         Guarantee deposits received from customers................                   -                10,080
         Debt for the acquisition of fixed assets (Schedule G).....                   -               161,559
         Indemnity agreements payable .............................              35,400                82,382
         Other.....................................................               4,200                12,858
                                                                    --------------------  --------------------
                                                                                 39,600               266,879
                                                                    ====================  ====================

         (1) Includes Ps. 2.136.208 for liabilities in schemes of arrangement that were deducted from the purchase price of the subsidiary.

Note 15: Net sales

     The breakdown of this caption is as follows:

                                                                       December 31, 2002     December 31, 2001
                                                                         Gain/(loss)           Gain/(loss)
                                                                            (Pesos)               (Pesos)
                                                                      --------------------  --------------------
         Sales of bakery products (1)................................      153,123,755           287,737,447
         Sales of sub-products and others (1)........................        3,494,079             4,315,072
         Exports reimbursements (2)..................................          218,860               405,223
         Turnover tax payable........................................       (1,012,314)           (1,764,447)
                                                                      --------------------  --------------------
                                                                           155,824,380           290,693,295
                                                                      ====================  ====================

     (1)  Net sales are adjusted for discounts and returns, if applicable.

     (2) Correspond to the percentage of the FOB value of exports, which was established through a Convergence Factor provided by Resolution
          No. 803/2001 of the Ministry of Economy and Public Works and Utilities, published in the Official Gazette on June 18, 2001, which regulates a temporary regime to foster exports. Furthermore, that line includes exports reimbursements, which under Resolution
          No. 220/2001, were reinstated for goods exported to Mercosur country members.

                COMPANIA DE ALIMENTOS FARGO S.A. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                  (Continued)


Note 16: Other expenses and income, net

     The  breakdown of this caption is as follows:

                                                                     December 31, 2002       December 31, 2001
                                                                        Gain/(loss)             Gain/(loss)
                                                                         (Pesos)                   (Pesos)
                                                                   ----------------------- ----------------------
Recovery of expenses...........................................              116,973                 156,438
(Loss)/gain from the sale of property, plant and equipment.....           (1,021,554)                433,268
Indemnities to personnel.......................................           (4,741,054)             (5,508,275)
Write down of investments (Note 21)............................           (1,121,724)                      -
Loss of write-off of obsolete material ........................           (1,276,093)               (988,419)
Loss due to tax bad debt.......................................             (407,170)                      -
Legal expenses.................................................             (198,992)                      -
Fees for advice for composition agreement......................           (1,113,061)                      -
Loss on impairment of property, plant and equipment and other
assets.........................................................             (565,512)                      -
Aquittance obtained from unsecured creditors...................               36,356                       -
Other (1)......................................................           (1,540,618)             (1,742,938)
                                                                   ----------------------- ----------------------
                                                                         (11,832,449)             (7,649,926)
                                                                   ----------------------- ----------------------

(1) At December 31, 2001, the net book value of Ps. 427,918 of other unusable assets written off has been included.

Note 17: Financial results, net (which include the gain/(loss) on exposure to inflation)

     The breakdown of this caption is as follows:

                                                                     December 31, 2002       December 31, 2001
                                                                         Gain/(loss)             Gain/(loss)
                                                                         (Pesos)                   (Pesos)
                                                                   ----------------------- ----------------------
Generated by assets:
Interest Income (Note 18) ........................................             214,657                 574,105
Holding and conversion result ....................................           4,459,355              (1,309,335)
(Loss) on exposure to inflation ..................................         (45,158,052)                      -
Exchange differences .............................................             471,384                 (14,267)
                                                                   ----------------------- ----------------------
                                                                           (40,012,656)               (749,497)
                                                                   ======================= ======================
Generated by liabilities:
Interest expense..................................................         (51,226,361)            (42,453,556)
Exchange Differences and (loss)/gain on exposure to inflation.....        (102,687,156)                 (9,446)
Conversion result.................................................          (5,039,092)                 55,823
Amortization of bank charges and loans expenses (Schedule B)......          (3,206,124)             (1,269,754)
Amortization of expenses on issuance and registration of
negotiable bonds (Schedule B)................................              (11,036,116)             (1,676,373)
Tax on corporate indebtedness.....................................          (1,386,484)             (2,011,890)
Other.............................................................            (708,763)               (760,161)
                                                                   ----------------------- ----------------------
                                                                          (175,290,096)            (48,125,357)
                                                                   ----------------------- ----------------------
Net financial results.............................................        (215,302,752)            (48,874,854)
                                                                   ======================= ======================

                COMPANIA DE ALIMENTOS FARGO S.A. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                  (Continued)

Note 18: Companies under Article 33 Law 19,550

     The balances and operations with companies under Art. 33 Law 19,550 as of December 31, 2002 and 2001 and for the fiscal years ended December 31, 2002 and 2001, are as follows:

                                                              December 31, 2002    December 31, 2001
                                                                   (Pesos)              (Pesos)
                                                             --------------------  -------------------
Interest from loans
Global Foods Co. (1)...........................................                -              152,983
                                                             --------------------  -------------------
Total income...................................................                -              152,983
                                                             ====================  ===================

(1) Controlling Company of the majority shareholder of Compania de Alimentos Fargo S.A. as of December 31, 2001.

Note 19: Additional information on assets and liabilities

     The breakdown of assets and liabilities as of December 31, 2002 is as follows:


                                                                Accounts          Other
                                                               Receivable      receivables        Total
 ASSETS                                                         (Pesos)          (Pesos)         (Pesos)
                                                            ---------------  ---------------  -------------
 To mature
 1st quarter 2003....................................            8,022,273         1,131,975     9,154,248
 2nd quarter 2003....................................               90,917            40,441       131,358
 3rd quarter 2003....................................               61,883           110,000       171,883
 4th quarter 2003....................................               54,024                 -        54,024
 More than one year..................................              690,628           358,396     1,049,024
                                                            ---------------  ---------------  -------------
 Subtotal............................................            8,919,725         1,640,812    10,560,537
                                                            ---------------  ---------------  -------------
 No fixed term.......................................              384,889           114,533       499,422
 Past due............................................              176,285            54,657       230,942
                                                            ---------------  ---------------  -------------
 Total...............................................      (1)   9,480,899         1,810,002    11,290,901
                                                           ================  ===============  =============
 Not accruing interest ..............................            9,480,899         1,810,002    11,290,901
 At a fixed rate.....................................                    -                 -             -
                                                            ---------------  ---------------  -------------
 Total...............................................      (1)   9,480,899         1,810,002    11,290,901
                                                           ================  ===============  =============

(1) Shown net of the allowance for doubtful accounts.

                COMPANIA DE ALIMENTOS FARGO S.A. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                  (Continued)

Note 19:   Additional information on assets and liabilities (Continued)

                                                             Salaries
                                                               and
                                                 Short-term   social
                                     Accounts  and long-term security    Taxes       Other
                                     payable       debt       payable    payable   liabilities Provisions    Total
                                     (Pesos)      (Pesos)     (Pesos)    (Pesos)     (Pesos)    (Pesos)     (Pesos)
                                   -----------  -----------  ---------  ---------   ---------  ---------  -----------
LIABILITIES
To mature
1st quarter 2003...................  6,442,481            -  3.426.573  1,277,277         900          -   11,147,231
2nd quarter 2003...................      7,021            -         52    101,675         900          -      109,648
3rd quarter 2003...................        690            -      1.906          -         900          -        3,496
4th quarter 2003...................        690            -        970          -         900          -        2,560
More than one year.................      4,372            -          -          -      39,600  4,142,228    4,186,200
                                   -----------  -----------  ---------  ---------   ---------  ---------  -----------
Subtotal ..........................  6,455,254            -  3.429.501  1,378,952      43,200  4,142,228   15,449,135
                                   -----------  -----------  ---------  ---------   ---------  ---------  -----------
No fixed term......................          -            -    867.216          -     992,976          -    1,860,192
Past due........................... 17,222,854  564,671,403          -  3,425,677   6,642,215          -  591,962,149
                                   -----------  -----------  ---------  ---------   ---------  ---------  -----------
Total.............................. 23,678,108  564,671,403  4.296.717  4,804,629   7,678,391  4,142,228  609,271,476
                                   ===========  ===========  =========  =========   =========  =========  ===========
Not accruing interest (3).......... 23,473,658   59,171,403  3.398.063  2,917,251   6,094,565          -   95,054,940
At a fixed rate (1)................    204,450  404,400,000    898.654  1,887,378   1,583,826  4,142,228  413,116,536
At a variable rate (2).............         --  101,100,000          -          -           -          -  101,100,000
                                   -----------  -----------  ---------  ----------  ---------  ---------  -----------
Total.............................. 23,678,108  564,671,403  4.296.717  4,804,629   7,678,391  4,142,228  609,271,476
                                   ===========  ===========  =========  ==========  =========  =========  ===========

(1)  Negotiable bonds accrue interest at an annual rate of 13.25%.
(2) The loan agreement called "Amended and Restated Senior Secured Credit Agreement" accrues an annual interest rate of 9.6875%.
(3) Includes debts, the interest accruals of which have been suspended as from the date on which the Company filed for creditor protection.

Note 20: Assets collateralizing debt

     Further to the information provided in Note 18 to the unconsolidated financial statements of Compania de Alimentos Fargo S.A., and in connection with the new loan agreement referred to in Note 24.b. to the unconsolidated financial statements, the Company has granted new security in favour of Bankers Trust Company, instead of the earlier security granted to it, as follows:

     - Pledge on subsidiaries' shares: senior pledge on the Company's equity interests in its controlled companies Panificacion Argentina S.A.I.C., Capital Foods S.A. and Enicor S.A.

     To comply with the provisions of the loan agreement, on May 24, 2001, a senior pledge was set up on Fresh Food S.A.'s shares that had been acquired by the Company. So far, the Company has not set up pledges on its shares in Establecimiento Elaborador de Alimentos Sacaan de Argentina S.A. (Note 25 to the unconsolidated financial statements).

     - Pledge on trademarks: senior pledge with conveyance on certain trademarks owned by the Company, as well as of its controlled companies Panificacion Argentina S.A.I.C. and Capital Foods S.A., for up to US$ 30 million plus interest.

                COMPANIA DE ALIMENTOS FARGO S.A. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                  (Continued)


Note 20: Assets collateralizing debt (Continued)

     - Pledge on Machinery and Mortgages: senior pledges and mortgages with conveyance on certain machinery and properties owned by the Company and its controlled company Panificacion Argentina S.A.I.C. for up to US$ 30 million plus interest in each case. In addition, there are other security interests on assets belonging to Establecimiento Elaborador de Alimentos Sacaan de Argentina S.A.

As of December 31, 2002, the breakdown of assets subject to a security interest is as follows:

                                                Institution that         Amount owed at        Type of
       Description             Book value        grants the loan            12.31.02         guarantee
-------------------------- ------------------ -----------------------  -----------------   --------------
       Properties                 40,140,486  Bankers Trust Company     (2)   111,153,653     Mortgage (3)
        Machinery                 17,083,062  Bankers Trust Company     (2)   111,153,653     Pledge   (3)
       Trademarks            (1)      24,701  Bankers Trust Company     (2)   111,153,653     Pledge   (3)

(1) As of December 31, 2002 they were fully amortized, except for the Capital Foods S.A. trademarks.

(2) This relates to the new loan agreement for US$ 30 million, plus interest accrued at the end of the fiscal year (Note 24.b. to the unconsolidated financial statements).

(3) The principal secured is for up to US$ 30 million for each type of collateral.


Note 21: Extraordinary results

     a. On March 6, 2002, Compania de Alimentos Fargo S.A. acquired 99.99% and 0.01% of the capital stock and votes of Establecimiento Elaborador de Alimentos Sacaan de Argentina S.A. from International Bakery Company and Fernando M. Carcavallo, respectively, with effective date December 31, 2001.

          At December 31, 2002, the balance of the price for this acquisition is approximately US$ 6,6 million.

          In addition, during the current fiscal year, the Company had to recognize a higher value of Ps. 1.121.724 in respect of the debt for the acquisition of the subsidiaries without a counterpart in the allocation of values to assets, so such value had to be expensed as "Write down of investments" and included in Other expenses and income, net.

          Furthermore, in fiscal year 2001, the Company resolved to write down the investment in that company and provide for the debit balances of Ps. 6.343.939 held with it prior to its acquisition.

                COMPANIA DE ALIMENTOS FARGO S.A. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                  (Continued)


Note 22:  Corporate Control

As of December 31, 2002 and 2001, the Company shows the following corporate control:

                                                       Percentage of voting shares
                                                                  owned                Closing date of
                                                      ---------------------------       the financial
                                                         12.31.02         12.31.01     statements used
                                                      --------------  ---------------  ---------------
Enicor S.A. (R.O.U.) ...............................        100%               100%        12.31.02
Panificacion Argentina S.A.I.C......................    99.9999%           99.9999%        12.31.02
Capital Foods S.A...................................    99.9917%           99.9917%        12.31.02
Fresh Food S.A. (1).................................    99.9997%           99.9997%        12.31.02

Establecimiento Elaborador de Alimentos
Sacaan de Argentina S.A. (2) .......................    99.9986%              -            12.31.02

(1) On February 26, 2001 the CNDC approved the acquisition by the Company of 100% of Fresh Food S.A.'s capital stock (See Note 25.b. to the unconsolidated financial statements).
(2)  See Note 25.a. to the unconsolidated financial statements.

          The assets and liabilities as of December 31, 2002 and 2001 and the results for the fiscal years ended at such dates, have been consolidated on a line-by-line basis with the financial statements of Compania de Alimentos Fargo S.A.


Note 23: Loss of Capital Stock

     As of December 31, 2002, the Company recorded a deficit of Ps. 457,738,737 in its shareholders' equity. This situation is envisaged in
     Section 94 subsection 5 of the Corporations Law No. 19,550, which establishes that the loss of the corporate capital is a grounds for the dissolution of companies.

     However, in view of the crisis affecting Argentina, through Decree 1269/02 passed on July 17, 2002, the National Executive Branch suspended the application of Sections 94, subsection 5 and 206 of the Corporations law until December 10, 2003.


Note 24: Benefit from certain exemptions established by Decree 1054/01

     On October 31, 2001, the Official Gazette included the Company as beneficiary of the exemptions granted under Decree No. 1054/01, issued by the Executive Branch on August 22, 2001. These benefits are in force as from the day following publication.

     The Decree grants tax benefits to certain economic activities in order to improve their competitiveness and job-generation possibilities. The Decree provides that individuals or entities carrying out certain economic activities, as listed therein, will be entitled to the following benefits:

     a. Exemption from Tax on Interest Paid and on Corporate Indebtedness established by Law No. 25,063, as amended.

                COMPANIA DE ALIMENTOS FARGO S.A. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                  (Continued)


Note 24: Benefit from certain exemptions established by Decree 1054/01
         (Continued)

     b. Consideration of the value of the assets used in the economic activity carried out in Argentina and encompassed by the Decree, as non computable for purposes of the Tax on Minimum Notional Income established by Law No. 25,063, as amended.

     c. Consideration as input value added tax of employer contributions accrued during the fiscal year and actually deposited at the time of filing the corresponding tax return.

Subsequently, Decree No. 1676/01 published in the Official Gazette on December 20, 2001 suspended the application of point c) above until March 31, 2003.


Note 25: Subsequent Events

     a) On January 28, 2003, the controlling stock of Compania de Alimentos Fargo S.A. was transferred through the assignment of 100% of the shares making up the capital stock of the Company's indirect parent (Global Foods Co), in favor of the "Global Foods Trust", an ordinary trust set up under the laws of the Republic of Panama. As a consequence of this change, a new board of directors was appointed.

     b) On August 29, 2001 an overall inspection was carried out at the Company under Inspection Order No. 808/7, during which tax information for fiscal periods 2000 and 2001 was requested, continuing with information for unexpired periods.

     On February 3, 2003 the tax authorities notified the Company that it had partially violated section 36 of Law No. 23,576 referred to the placement of negotiable obligations, which resulted in the suspension of tax benefits related to income tax withholdings from foreign beneficiaries. This assumption resulted in calculation of debt of approximately Ps. 25,800,000.

     On February 28, 2003 the Company replied to the notice requesting revocation of the assessment on grounds of inconsistency and provided the tax authorities with supporting evidence and documentation to demonstrate compliance with the mentioned law. The Company is waiting for a favorable ruling to be issued in this respect and considers that the tax authorities will approve the request as it has all the necessary elements to close the case.

                COMPANIA DE ALIMENTOS FARGO S.A. AND SUBSIDIARIES
              For the fiscal years ended December 31, 2002 and 2001
                 Consolidated Property, Plant and Equipment, net

                                                                    Schedule A

                         Original Value
                         ----------------------------------------------------------------------------------------------------------
                                       Additions due
                                       to the
                         At the        acquisition                                                                       As of the
                         beginning     of                                                                                 end of
                         of the year   subsidiaries      Additions       Decrease        Transfers   Reclassifications    the year
Principal account        (Pesos)       (Pesos)            (Pesos)         (Pesos)         (Pesos)          (Pesos)        (Pesos)
-----------------       -----------    --------------  ------------   --------------   ------------  -----------------  -----------
Land...................  20,143,579               -               -              -               -      (7,000,904)     13,142,675
Buildings..............  46,986,667               -         283,672        (15,829)        956,399      (7,479,583)     40,731,326
Machinery and
  equipment............ 115,169,434               -           7,758     (1,621,961)         15,479     (13,645,119)     99,925,591
Facilities.............  22,397,618               -          78,297       (143,567)         32,813        (542,751)     21,822,410
Computer hardware......   5,311,250               -         153,559        (20,019)              -        (205,708)      5,239,082
Software...............  18,640,293               -          16,783        (21,335)              -         (30,038)     18,605,703
Furniture and fixtures.   8,894,755               -          74,857       (189,729)          2,495        (267,687)      8,514,691
Vehicles...............   6,383,690               -         387,886       (356,852)              -      (2,597,092)      3,817,632
Molds, plastic trays,
   containers
   platforms and cases.  25,915,456               -       1,173,880       (537,879)        232,013      (3,103,085)     23,680,385
Spare parts............     566,860               -               -              -               -               -         566,860
Work in progress.......   1,537,449               -         492,831           (174)       (781,500)              -       1,248,606
Advances to
  suppliers(1).........     448,861               -         455,539       (170,445)       (457,699)              -         276,256
                        -----------    --------------  ------------   --------------   ------------  ----------------  -----------
Total as of December
   31, 2002............ 272,395,912               -   (2) 3,125,062     (3,077,790)              -     (34,871,967)    237,571,217
                        ===========    ==============  ============   ==============   ============  ================  ===========
Total as of December
   31, 2001............ 230,240,661      34,472,321       9,956,866     (2,452,515)              -         178,579     272,395,912
                        ===========    ==============  ============   ==============   ============  ================  ===========

                    Description
                    ---------------------------------------------------------------------------------------------------------------
                                     Additions
                     Accumulated    due to the                                                           Net carrying  Net carrying
                        at the      acquisition                                              Accumulated  value as of   value as of
                     beginning of       of                           Re-          For the    at the end   December 31, December 31,
                       the year    subsidiaries    Decreases    classifications     year     of the year      2002         2001
Principal account      (Pesos)        (Pesos)       (Pesos)        (Pesos)        (Pesos)       (Pesos)     (Pesos)       (Pesos)
-----------------    ------------  ------------   ------------  --------------- ----------   ----------- -----------  -------------
Land................           -              -             -              -             -             -  13,142,675    20,143,579
Buildings...........  11,249,050              -       (12,560)    (1,202,540)    2,338,252    12,372,202  28,359,124    35,737,617
Machinery and
   equipment........  70,016,676              -      (617,107)   (12,389,510)    9,653,561    66,663,620  33,261,971    45,152,758
Facilities..........  11,954,236              -      (125,294)      (205,025)    2,170,983    13,794,900   8,027,510    10,459,727
Computer hardware...   2,525,832              -        (7,302)      (150,585)    1,015,838     3,383,783   1,855,299     2,798,346
Software............   7,659,301              -       (21,335)       (12,650)    3,550,736    11,176,052   7,429,651    10,982,466
Furniture and
   fixtures.........   5,561,973              -       (59,386)      (134,927)      668,010     6,035,670   2,479,021     3,350,866
Vehicles............   6,134,372              -      (347,019)    (2,371,821)      357,719     3,773,251      44,381       350,756
Molds, plastic
   trays,
   containers
   platforms and
   cases............  18,759,249              -      (486,149)    (2,713,486)    2,634,817    18,194,431   5,485,954     7,156,207
Spare parts.........     318,957              -             -              -        53,843       372,800     194,060       247,903
Work in progress               -              -             -              -             -             -   1,248,606     1,537,449
Advances to
   suppliers (1)               -              -             -              -             -             -     276,256       448,861
                    ------------   ------------   ------------ --------------- ------------  ----------- -----------   -----------
Total as of
   December 31,
   2002............. 134,179,646              -    (1,676,152)   (19,180,544) (3)22,443,759  135,766,709 101,804,508             -
                    ============   ============   ============ ===============  ===========  =========== ===========   ===========
Total as of
   December 31,
   2001.............  98,098,319     17,810,586    (2,184,071)       103,224  (4)20,351,588  134,179,646           -   138,366,535
                    ============   ============   ============ ===============  ===========  =========== ===========   ===========

(1)  See Schedule G.
(2) Ps. 559,808 corresponding to conversion of initial balances are included in "Financial results, net (which include the gain/(loss) on exposure to inflation)" (Note 17).
(3) Ps. 21,042,754 are included in Schedule H, Ps. 329,114 corresponding to conversion of initial balances are included in "Financial results, net (which include the gain/(loss) on exposure to inflation)" (Note 17) and $ 1,071,791 in "Other expenses and income, net" (Note 16).
(4)  Shown in Schedule H.

                COMPANIA DE ALIMENTOS FARGO S.A. AND SUBSIDIARIES
              For the fiscal years ended December 31, 2002 and 2001
                      Consolidated Intangible Assets, net

                                                                    Schedule B

                                                                 Original Value
                                      -------------------------------------------------------------------------
                                            At the
                                         beginning of                                            As of the
                                           the year         Additions      Reclassifications   end of the year
           Principal amount                (Pesos)           (Pesos)            (Pesos)            (Pesos)
           ----------------           ----------------- ----------------- ------------------- -----------------
Goodwill.............................     393,657,438                 -                  -      393,657,438
Fees and expenses re. Bank loans ....      18,441,021                 -                  -       18,441,021
Trademarks ..........................         392,295                 -                  -          392,295
Advertising expenses ................       1,591,286                 -                  -        1,591,286
Expenses re. Issuance and
   registration of negotiable
   bonds.............................      16,562,650                 -                  -       16,562,650
Reorganization and development
   of new projects expenses..........      14,300,975            31,227                  -       14,332,202
                                      ------------------ ----------------- ------------------ -----------------
Total as of December 31, 2002........     444,945,665            31,227                  -      444,976,892
                                      ================== ================= ================== =================
Total as of December 31, 2001........     418,180,506        26,739,878             25,281      444,945,665
                                      ================== ================= ================== =================

                                                               Amortization
                                       ------------------------------------------------------------ -------------- --------------
                                        Accumulated                                                  Net carrying   Net carrying
                                           at the                                     Accumulated    value as of     value as of
                                        beginning of   Reclassific-                  as of the end   December 31,   December 31,
                                          the year        ations      For the year    of the year        2002          2001
         Principal amount                 (Pesos)        (Pesos)        (Pesos)         (Pesos)        (Pesos)       (Pesos)
         ----------------             --------------- -------------- --------------- -------------- -------------- --------------
Goodwill.............................     125,695,925              -     264,308,944    390,004,869      3,652,569    267,961,513
Fees and expenses re. Bank loans ....      15,234,897              -       3,206,124     18,441,021              -      3,206,124
Trademarks ..........................         350,158              -          17,436        367,594         24,701         42,137
Advertising expenses ................       1,591,286              -               -      1,591,286              -              -
Expenses re. Issuance and
   registration of negotiable
   bonds.............................       5,526,534              -      11,036,116     16,562,650              -     11,036,116
Reorganization and development
   of new projects expenses .........      14,197,427              -         134,775     14,332,202              -        103,548
                                      --------------- -------------- --------------- -------------- -------------- --------------
Total as of December 31, 2002........     162,596,227              - (1) 278,703,395    441,299,622      3,677,270              -
                                      =============== ============== =============== ============== ============== ==============
Total as of December 31, 2001........      93,164,896          1,604 (2)  69,429,727    162,596,227              -    282,349,438
                                      =============== ============== =============== ============== ============== ==============

(1) Ps. 14,242,240 are included in "Financial results, net (which include the gain/(loss) on exposure to inflation)" (Note 17), Ps. 264,308,944 in the Statement of Operations and Ps. 152,211 in Schedule H.

(2) Ps. 2,946,127 are included in "Financial results, net (which include the gain/(loss) on exposure to inflation)" (Note 17), Ps. 57,622,615 in the Statement of Operations and Ps. 8,860,985 in Schedule H.

               COMPANIA DE ALIMENTOS FARGO S.A. AND SUBSIDIARIES
          Consolidated Balance Sheet as of December 31, 2002 and 2001
                        Other Consolidated Investments

                                                                    Schedule D

                                       Net book value as of Net book value as of
                                        December 31, 2002     December 31, 2001
Principal account and characteristics        (Pesos)               (Pesos)
------------------------------------- --------------------- --------------------

Non-Current
        Properties - Net
          carrying value.............         272,645               334,613
                                      --------------------  -------------------
      Total..........................         272,645               334,613
                                      ====================  ===================

               COMPANIA DE ALIMENTOS FARGO S.A. AND SUBSIDIARIES
             For the fiscal years ended December 31, 2002 and 2001
                            Consolidated Provisions

                                                                     Schedule E

                                                        Additions
                                                       due to the
                                        Value at the   acquisition                                   Balance as of  Balance as of
                                       beginning of         of       Additions for   Deductions for   December 31    December 31,
                                          the year     subsidiaries     the year        the year          2002           2001
Items                                     (Pesos)        (Pesos)         (Pesos)        (Pesos)         (Pesos)        (Pesos)
-----                                 --------------- -------------- --------------- --------------  -------------- --------------

Deducted from assets

Allowance for doubtful accounts....        15,406,576              -   (1) 4,321,439    (16,396,578)      3,331,437     15,406,576

Obsolescence / slow moving
reserve............................             3,973              -               -         (3,973)              -          3,973

Provision for non-recoverable
tax credits........................                 -              -   (2)   405,650        (15,744)        389,906              -

Allowance of assets tax credit.....        10,390,949              -          74,775     (5,632,297)      4,833,427     10,390,949

Allowance  for  obsolescence  of
other assets.......................                 -              -          34,378              -          34,378              -

Provision Other ...................                 -              -           6,300              -           6,300              -
                                      --------------- -------------- --------------- --------------- -------------- --------------
Total deducted from assets ........        25,801,498              -       4,842,542    (22,048,592)      8,595,448     25,801,498
                                      =============== ============== =============== =============== ============== ==============

Included under non-current
liabilities
Provisions for lawsuits and
other contingencies................         4,958,003              -       2,374,841     (3,190,616)      4,142,228      4,958,003
                                      --------------- -------------- --------------- --------------- -------------- --------------
Total included under non-
current liabilities ...............         4,958,003              -   (3) 2,374,841     (3,190,616)      4,142,228      4,958,003
                                      =============== ============== =============== =============== ============== ==============

Total as of December 31, 2002......        30,759,501              -       7,217,383 (4)(25,239,208)     12,737,676              -
                                      =============== ============== =============== =============== ============== ==============

Total as of December 31, 2001......         9,607,211        378,617      22,061,235     (1,287,562)              -     30,759,501
                                      =============== ============== =============== =============== ============== ==============

(1) Ps. 4,152,387 are included in Schedule H, Ps. 54,338 are included in "Other expenses and income, net" (Note 16) and Ps. 114,714 are included in "Import and export expenses" in Schedule H.
(2)  Shown in "Other expenses and income, net" (Note 16).
(3) Ps. 2,215,341 are included in Schedule H and Ps. 159,500 in "Other expenses and income, net"(Note 16).
(4) Ps. 17,689,090 have been included in "Financial results net (which include the gain/(loss) on exposure to inflation)" (Note 17) due to the restatement to constant currency of the opening balances and Ps. 7,550,118 corresponding to uses for the year.

               COMPANIA DE ALIMENTOS FARGO S.A. AND SUBSIDIARIES
             For the fiscal years ended December 31, 2002 and 2001
                          Consolidated Cost of Sales


                                                                    Schedule F


                                        December 31, 2002     December 31, 2001
                                            (Pesos)               (Pesos)
                                      --------------------- --------------------
Inventory balance at the beginning
of the year........................         6,325,726             7,619,380
Additions due to the acquisition
of subsidiaries....................                 -                43,205
Plus:
Purchases for the year.............        61,337,209            79,564,685
Production expenses (Schedule H)...        47,590,347            71,744,170
Less:
Inventory balance at the end of
the year (Note 8)..................        (7,034,273)           (6,325,726)
                                      --------------------  -------------------
Cost of sales......................       108,219,009           152,645,714
                                      ====================  ===================

               COMPANIA DE ALIMENTOS FARGO S.A. AND SUBSIDIARIES
          Consolidated Balance Sheet as of December 31, 2002 and 2001
             Consolidated Foreign Currency Assets and Liabilities


                                                                    Schedule G


                                                     December 31, 2002                               December 31, 2001
                                      --------------------------------------------------  ---------------------------------------
                                                                 Current     Amount in                                Amount in
                                                                exchange       local                                    local
                                         Type and amount of      rate (1      currency       Type and amount of        currency
                                          foreign currency        and 2)      (Pesos)         foreign currency         (Pesos)
                                      ------------------------  ---------  -------------  ---------------------------------------

ASSETS
Current Assets

Cash and banks.....................      US$           80,827      3.37          272,430     US$           92,817         202,286

Accounts receivable, net...........      US$          593,658      3.37        2,000,627     US$          245,529         535,107
Other receivables, net.............      US$              965      3.37            3,252     US$           83,613         182,227
                                                                           -------------                            -------------
Total Current Assets...............                                            2,276,309                                  919,620
                                                                           -------------                            -------------
Non-Current Assets

Other receivables, net.............      US$                -                          -     US$            8,670          18,895
Advances to suppliers (purchase
of property, plant and
equipment).........................      US$           44,000      3.37          148,280     US$           99,583         217,032
                                                                           -------------                            -------------
Total Non-Current Assets...........                                              148,280                                  235,927
                                                                           -------------                            -------------
Total Assets.......................                                            2,424,589                                1,155,547
                                                                           =============                            =============

LIABILITIES
Current Liabilities

Accounts payable...................      US$        1,169,756      3.37        3,942,727     US$        1,744,187       3,801,290

Short-term debt....................      US$      167,558,280      3.37      564,671,403     US$       19,057,233      41,533,435

Other liabilities..................      US$                -                          -     US$        2,483,703       5,412,996
                                                                           -------------                            -------------
Total Current Liabilities..........                                          568,614,130                               50,747,721
                                                                           -------------                            -------------

Non-Current Liabilities

Long-term debt.....................      US$                -                          -     US$      138,000,000     300,757,933

Other liabilities..................      US$                -                          -     US$           74,130         161,559
                                                                           -------------                            -------------
Total Non-Current Liabilities......                                                    -                              300,919,492
                                                                           -------------                            -------------
Total Liabilities..................                                          568,614,130                              351,667,213
                                                                           =============                            =============

(1) Average exchange rate in effect at December 31, 2002 established by Banco Nacion Argentina: U$S 1 = $ 3.37
(2) Enicor S.A., a Company under Article 33 of Law No. 19,550, applied the interbank selling exchange rate in effect at December 31, 2002 adopted by the Central Bank of Uruguay: US$ 1= $3,370,968.

               COMPANIA DE ALIMENTOS FARGO S.A. AND SUBSIDIARIES
   Consolidated Information required under Art. 64, clause (b) of Law 19,550
             For the fiscal years ended December 31, 2002 and 2001

                                                                    Schedule H

                                                       General and
                                                      Administrative                       Total as of         Total as of
                                    Production cost      Expenses     Selling Expenses  December 31, 2002   December 31, 2001
Item                                    (Pesos)          (Pesos)           (Pesos)           (Pesos)              (Pesos)
-----                               ---------------  ---------------- ----------------  ------------------  ------------------

Fees and payments for services.....      8,167,417         2,914,077        1,042,029          12,123,523          13,701,156
Salaries and wages.................     13,845,999         5,478,661        7,308,629          26,633,289          59,641,052
Social security contributions......      3,653,946           470,056          998,062           5,122,064           9,998,652
Travel and other employee
expenses...........................        450,551         1,080,522          638,824           2,169,897           5,482,011
Freight and transportation.........         56,947             1,006       11,695,231          11,753,184          22,497,997
Advertising and promotion..........         13,384            21,291       11,905,386          11,940,061          30,183,077
Insurance..........................        154,383            66,403          204,062             424,848             796,969
Import and export expenses.........          9,174             4,715          300,987             314,876             454,964
Security services..................        543,822            78,139          305,944             927,905           1,840,465
Electricity, fuel, maintenance
and repairs........................      3,402,462           906,933        1,194,145           5,503,540          11,974,865
Taxes and contributions............      1,202,241         1,327,432        1,381,847           3,911,520           7,316,309
Depreciation of fixed assets.......     14,768,873         2,453,805        3,820,076          21,042,754          20,351,588
Amortization of other intangible
assets.............................              -            31,227          120,984             152,211           8,860,985
Depreciation of other assets.......              -                 -          465,764             465,764             592,665
Defaulting debtors.................              -                 -        4,152,387           4,152,387           4,554,325
Lawsuits...........................        807,634            74,030        1,333,677           2,215,341           1,011,427
Leases.............................              -           121,639        1,014,517           1,136,156           3,033,095
Other..............................        513,514           647,580          885,516           2,046,610           3,631,816
                                    ---------------  ---------------- ----------------  ------------------  ------------------
Total as of December 31, 2002......     47,590,347        15,677,516       48,768,067         112,035,930                   -
                                    ===============  ================ ================  ==================  ==================
Total as of December 31, 2001......     71,744,170        29,719,384      104,459,864                   -         205,923,418
                                    ===============  ================ ================  ==================  ==================

1.     BRIEF COMMENTS ON THE ACTIVITIES OF THE COMPANY
       -----------------------------------------------

The following analysis should be read in conjunction with the financial statements of the Company at December 31, 2002 and 2001, which have been prepared following the guidelines of General Resolutions 368/01, 398/02 and 415/02 issued by the National Securities Commission.

Net sales during the year ended December 31, 2002 totaled Ps. 155.82 million, 46.4% less than in the same period of the previous year. These sales, which were lower by Ps. 134.87 million measured in uniform units of currency, have been due to two factors: lower sales for mold bread, buns, frozen products and others, strongly influenced by the effect on the industry of the low levels of activity by the Argentine economy, and also because of the recognition of the effects of inflation, with the adoption as from January 1, 2002 of the restatement method established by Technical Resolution No. 6 (See Note 4 to the consolidated financial statements).

Operating costs (cost of sales and administration and selling expenses) during the fiscal year 2002 were Ps. 172.7 million, compared to Ps. 286.8 million in the previous year, a drop of 39.8%.

The reduction that took place in operating expenses in general has mainly been due to the drop in salaries and wages and social security contributions because of the personnel reduction that took place, and cuts in advertising expenses, publicity and distribution expenses.

There has also been a significant increase in the charge for amortization of goodwill following the Company's decision to accelerate the rate of amortization for part of this charge, as detailed in a note to these financial statements.

Financial results were a loss of Ps. 215 million in 2002, Ps. 166.4 million more than in the previous year. The increase in these expenses has been due to the fact that on January 6, 2002 the Government approved Law No. 25,561
(Law on Public Emergency and Reform of the Exchange System) which represented a profound change in the economic model that had been followed until then, with a major impact on the Company's debt from the application of the current rate of exchange and the recognition of the effects of inflation.


2.     BALANCE SHEET STRUCTURE
       -----------------------

==================================  ===============  ===============  ===============  ===============  ===============
                                      At 12.31.02      At 12.31.01      At 12.31.00      At 12.31.99      At 12.31.98
                                        (Pesos)          (Pesos)          (Pesos)          (Pesos)          (Pesos)
                                    ---------------  ---------------  ---------------  ---------------  ---------------
Current Assets                          26.764.179       58.077.909       88.225.202       73.381.440       70.017.087
Non-Current Assets                     124.768.560      428.774.763      500.391.670      515.995.513      510.736.451
                                    ---------------  ---------------  ---------------  ---------------  ---------------
Total Assets                           151.532.739      486.852.672      588.616.872      589.376.953      580.753.538
                                    ---------------  ---------------  ---------------  ---------------  ---------------
Current Liabilities                    605.085.276      129.969.962       93.690.688      102.154.167       58.525.667
Non-Current Liabilities                  4.186.200      306.262.315      325.475.776      265.947.573      289.533.762
                                    ---------------  ---------------  ---------------  ---------------  ---------------
Total Liabilities                      609.271.476      436.232.277      419.166.464      368.101.740      348.059.429
Shareholders' Equity                  (457.738.737)      50.620.395      169.450.408      221.277.213      232.694.109
                                    ---------------  ---------------  ---------------  ---------------  ---------------
Total Liabilities and
Shareholders' Equity                   151.532.739      486.852.672      588.616.872      589.378.953      580.753.538
==================================  ===============  ===============  ===============  ===============  ===============

3.     INCOME AND EXPENSE STRUCTURE
       ----------------------------

==================================  ===============  ===============  ===============  ===============  ===============
                                     For the fiscal   For the fiscal   For the fiscal   For the fiscal   For the fiscal
                                      years ended      years ended      years ended      years ended      years ended
                                      December 31,     December 31,     December 31,     December 31,     December 31,
                                          2002             2001             2000             1999             1998
                                        (Pesos)          (Pesos)           (Pesos)         (Pesos)          (Pesos)
                                    ---------------  ---------------  ---------------  ---------------  ---------------
Operating (loss) / profit              (16,840,212)       3,868,333       17,684,796       38,979,798       26,010,027
Other expenses and
income, net                            (11,832,449)      (7,649,926)      (2,980,526)     (13,326,281)      (1,760,014)
Amortization and
impairment of value of
goodwill                              (264,308,944)     (57,622,615)     (14,108,416)     (13,944,246)     (13,071,415)
Financial results, net
(which include the
gain/(loss) on exposure
to inflation)                         (215,302,752)     (48,874,854)     (52,422,659)     (44,920,220)     (45,407,234)
Equity in income of
affiliated company -
Profit                                           -                -                -                -           43,612
                                    ---------------  ---------------  ---------------  ---------------  ---------------
Net operating loss before
income tax and minimum
notional income tax                   (508,284,357)    (110,279,062)     (51,826,805)     (33,210,949)     (34,185,024)
Minority interest                                -                -                -                -       (1,362,597)
Minimum notional income
tax and income tax                         (74,775)     (10,151,544)               -                -       (6,568,976)
                                    ---------------  ---------------  ---------------  ---------------  ---------------
Ordinary loss                         (508,359,132)    (120,430,606)     (51,826,805)     (33,210,949)     (42,116,597)
Extraordinary results                            -       (6,343,939)               -                -                -
                                    ---------------  ---------------  ---------------  ---------------  ---------------
Net loss for the year                 (508,359,132)    (126,774,545)     (51,826,805)     (33,210,949)     (42,116,597)
==================================  ===============  ===============  ===============  ===============  ===============

4.     STATISTICS
       ----------

                  ========= ========= ========= ========= ========= ========= ========= ========= ========= =========
                                    Production Volume                                  Sales Volume
                                         (tons)                                           (tons)
                  --------- --------- --------- --------- --------- --------- --------- --------- --------- ---------
                     At        At        At        At        At        At        At        At        At        At
Production Line   12.31.02  12.31.01  12.31.00  12.31.99  12.31.98  12.31.02  12.31.01  12.31.00  12.31.99  12.31.98
----------------  --------- --------- --------- --------- --------- --------- --------- --------- --------- ---------
Buns                14,349    16,905    18,292    18,689    17,743    13,572    15,767    16,868    17,561    16,585
Sliced Bread        28,199    38,475    38,684    40,760    40,534    25,768    35,484    35,063    37,243    37,243
Frozen Dough        14,410    19,491    17,089    12,914     4,980    14,407    19,470    17,081    13,581     4,972
Other Products       6,632    12,326    14,515    17,200    16,885     6,386    11,765    14,484    15,590    15,974
----------------  --------- --------- --------- --------- --------- --------- --------- --------- --------- ---------
Total               63,590    87,197    88,580    89,563    80,142    60,133    82,486    83,496    83,975    74,774
                  ========= ========= ========= ========= ========= ========= ========= ========= ========= =========


                  ========= ========= ========= ========= ========= ========= ========= ========= ========= =========
                                   Domestic Market                                       Exports
                                    Sales (tons)                                          (tons)
                  --------- --------- --------- --------- --------- --------- --------- --------- --------- ---------
                     At        At        At        At        At        At        At        At        At        At
Production Line   12.31.02  12.31.01  12.31.00  12.31.99  12.31.98  12.31.02  12.31.01  12.31.00  12.31.99  12.31.98
----------------  --------- --------- --------- --------- --------- --------- --------- --------- --------- ---------
Buns                13,163    14,664    15,856    16,596    15,687       409     1,103     1,012       965       898
Sliced Bread        25,358    34,347    33,985    35,765    35,928       410     1,137     1,078     1,478     1,315
Frozen Dough        14,379    17,917    15,891    13,521     4,792        28     1,553     1,190        60       180
Other Products       6,371    11,666    14,355    15,425    15,816        15        99       129       165       158
----------------  --------- --------- --------- --------- --------- --------- --------- --------- --------- ---------
Total               59,271    78,594    80,087    81,307    72,223       862     3,892     3,409     2,668     2,551
                  ========= ========= ========= ========= ========= ========= ========= ========= ========= =========


5.     RATIOS
       ------

==================================  ===============  ===============  ===============  ===============  ===============
                                      At 12.31.02      At 12.31.01      At 12.31.00      At 12.31.99      At 12.31.98
                                        (Pesos)          (Pesos)           (Pesos)         (Pesos)          (Pesos)
                                    ---------------  ---------------  ---------------  ---------------  ---------------

Current ratio                                 0.04             0.45             0.94             0.72             1.20
Debt-to-Equity                               -1.33             8.62             2.47             1.66             1.50
Ordinary profitability before
income tax and minimum notional
income tax                                -1004.3%           -64.5%           -23.4%           -13.1%           -12.4%
==================================  ===============  ===============  ===============  ===============  ===============

6.    BRIEF COMMENT ON THE COMPANY'S PROSPECTS
      ----------------------------------------


It is the Company's intention to continue to be the leader in its traditional lines and to strengthen the lines launched in recent years. The Company will continue actively seeking improvements in revenue, and therefore it is working on increasing its sales level, improving the assigning of resources and reducing costs.

Buenos Aires, March 10, 2003

                                      ----------------------------------------
                                                  Hernan Gestoso
                                                     President